UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2012

CRYO CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 16, 2012, Cryo-Cell International, Inc. (the "Registrant") issued the attached Press Release reporting on financial results for the three months ended May 31, 2012. The press release giving details associated with the Registrant's earnings is attached as Exhibit 99.1 to this report. The information included in Exhibit 99.1 is considered to be "furnished" under the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.
Financial Statements of Businesses Acquired.	Not Applicable.
Pro Forma Financial Information	Not Applicable.
Shell Company Transactions	Not Applicable.
Exhibits.
Exhibit No.	Description
99.1	Press Release, dated July 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CRYO CELL International, Inc.
DATE: July 17, 2012	By:	/s/ David Portnoy
David Portnoy
Chairman, Co-CEO

Exhibit 99.1

For Immediate Release Contact:

Christine Duffy

Cryo-Cell International, Inc.

813-749-2120

media@cryo-cell.com

Cryo-Cell Reports Financial Results and Results of Recent Shareholder Vote

OLDSMAR, Fla. - July 16, 2012 - Cryo-Cell International, Inc. (OTC: QB Markets Group Symbol: CCEL), today announced financial results for the second quarter ended May 31, 2012, and the results from the July 10, 2012, Annual Meeting of Shareholders.

Consolidated revenues for the second quarter of fiscal 2012 were approximately $4.4 million compared to approximately $4.6 million for the second quarter of fiscal 2011. The revenues for the second quarter of fiscal 2012 consisted of approximately $4.1 million in processing and storage fee revenue and approximately $319,000 in licensee income compared to approximately $4.3 million in processing and storage fee revenue and approximately $304,000 in licensee income for the second quarter of fiscal 2011. Licensee income for the three months ended May 31, 2012 primarily consisted of approximately $309,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the company has license agreements. The remaining licensee income of $10,000 related to installment payments of non-refundable up-front license fees from the licensees of the company's umbilical cord blood program in Nicaragua. Licensee income for the three months ended May 31, 2011 primarily consisted of approximately $239,000 in royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the company has license agreements. The remaining licensee income of approximately $65,000 related to installment payments of non-refundable up-front license fees from the licensees of the company's umbilical cord blood program in Nicaragua and Germany.

The company reported a net loss for the three months ended May 31, 2012 of approximately ($3.2 million), or ($0.28) per basic share, compared to net income of approximately $177,000, or $0.02 per basic and $0.01 per diluted share for the three months ended May 31, 2011. The decrease in net income for the three months ended May 31, 2012 was principally due to a 59% increase in selling, general and administrative expenses, due mainly to an increase of $726,000 in stock option compensation and the increase in sales and marketing initiatives. The increase in stock option compensation was mainly the result of the Nomination of Solicitation Notice received from Ki Yong Choi on May 30, 2012 nominating himself and five other persons for election as directors to compete with the company's Board of Directors at the 2012 Annual Meeting on July 10, 2012. Pursuant to the Co-CEOs employment agreements, if the company receives a Nomination Solicitation Notice, as defined in the company's bylaws, all of the service-based vesting condition options that have been issued to the Co-CEOs immediately vested. Included in stock option compensation expense is approximately $700,000 that is due to the immediate vesting of the options issued to the Co-CEOs. Also contributing to the decrease in net income is a 10% increase in cost of sales. This is partially offset by decreases in research and development expenses that were approximately $8,000 for the three months ended May 31, 2012, a decrease of approximately $73,000 or 90% in comparison to the same period in 2011. Also, during the second quarter of fiscal 2012, the company reserved the entire remaining portion (approximately $1.7 million) of its net deferred tax assets. The decision to reserve the remaining net-deferred tax asset is based on the accounting standards surrounding income taxes that require a company to consider whether it is more likely than not that the deferred tax assets will be realized. The company also made certain strategic decisions in fiscal 2011 and fiscal 2012 concerning the negotiated termination of some of the perpetual Revenue Sharing Agreements, the impairment of internal use software that is being replaced with a technology platform that is better suited for the company's business needs and the implementation of a national sales force in order to generate growth and future value for our stockholders. These strategic decisions, as well as the costs associated with the 2011 proxy contest and accrual of severance associated with termination of the company's former chief executive officer, resulted in losses in the third and fourth quarters of fiscal 2011 and the first two quarters of fiscal 2012. Once a company has had cumulative losses in recent years, regardless if the loss was planned for strategic purposes, the accounting standard does not allow the company to place significant reliance on future taxable income projections to overcome the more- likely- than- not threshold that the deferred tax assets will be realized.

At May 31, 2012, the company had cash and cash equivalents of $2,801,757. The company's cash decreased by approximately $3,500,000 during the first six months of fiscal 2012, primarily as a result of the extinguishment of our obligations under certain Revenue Sharing Agreements for approximately $2,600,000 and the stock repurchase plan pursuant to which the company has repurchased 674,379 shares of the company's common stock for a total of approximately $1,400,000. The extinguishment of the Revenue Sharing Agreements is expected to result in an approximate $500,000 cash savings per year from a reduction of the payments which would have been required thereunder. These payments have historically been recorded as interest expense. The company also redeemed a marketable security in the amount of $1,002,000 during the second quarter of fiscal 2012. As of May 31, 2012 the company had no long-term indebtedness.

"Cryo-Cell's second quarter 2012 results are in line with our expectations. We are fundamentally changing the company's business operations and are confident that these investments will increase shareholder value," stated David Portnoy, Cryo-Cell's chairman and co-CEO. "I am pleased that revenues increased approximately 5% in the second quarter of fiscal 2012 as compared to the first quarter of 2012."

"The Board of Directors would like to thank the shareholders for their overwhelming support at the 2012 Annual Meeting. As reported in a Form 8-K filing with the Securities and Exchange Commission on July 13, 2012, the Board's slate of nominees received approximately five million votes versus the dissident's slate which received approximately three million votes."

Mark Portnoy, Cryo-Cell's co-CEO, added, "We continue to invest in the future, refocus the company and emphasize Cryo-Cell's leadership position in the field. Although changing from being a low cost provider hurt the existing business and resulted in short term losses, the new marketing campaign and national sales team is starting to take hold, and we are beginning to see positive results. We certainly expect to be profitable for fiscal 2013."

About Cryo-Cell International, Inc.

Cryo-Cell International, Inc. was founded in 1989. In 1992, it became the first private cord blood bank in the world to separate and store stem cells. Today, nearly 500,000 parents worldwide trust Cryo-Cell to store their newborns' stem cells. Cryo-Cell's mission is to provide clients with state-of-the-art stem cell cryopreservation services and support the advancement of regenerative medicine.

Cryo-Cell operates in a facility that is compliant with Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP). It is ISO 9001:2008 certified and accredited by the American Association of Blood Banks. Cryo-Cell is a publicly traded company, OTC:QB Markets Group Symbol: CCEL.

Forward-Looking Statement

Statements wherein the terms "believes", "intends", "projects", "anticipates", "expects", and similar expressions as used are intended to reflect "forward-looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company's global expansion initiatives and product diversification, the Company's actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company's future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company's business, the Company's ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company's menstrual stem cell technology license agreements and umbilical cord blood license agreements and their ability to provide the Company with royalty fees, the ability of the reproductive tissue storage to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.